Exhibit 4(d)


                       ENTERGY CORPORATION


                      OFFICER'S CERTIFICATE

     Steven C. McNeal, the Vice President and Treasurer of Entergy Corporation, a Delaware corporation (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated May 11, 2000 and April 10, 2002, and pursuant to and as contemplated by Sections 102, 201 and 301 of the Indenture defined herein, does hereby certify to Deutsche Bank Trust Company Americas, as trustee (the "Trustee") under the Indenture (For Unsecured Debt Securities) of the Company dated as of December 1, 2002 (the "Indenture") that:

1. The Securities of the fourth series to be issued under the Indenture shall be designated "6.58% Senior Notes due May 15, 2010" (the "Senior Notes"). All capitalized terms used in this certificate which are not defined herein shall have the meanings set forth in Exhibit A hereto; all capitalized terms used in this certificate which are not defined herein or in Exhibit A hereto shall have the meanings set forth in the Indenture.

2. The Senior Notes shall be issued by the Company in the initial aggregate principal amount of $75,000,000. Additional Senior Notes, without limitation as to amount, having substantially the same terms as the Outstanding Senior Notes (except a different issue date, issue price and bearing interest from the last Interest Payment Date to which interest has been paid or duly provided for on the Outstanding Senior Notes, and, if no interest has been paid, from May 14, 2003), may also be issued by the Company pursuant to the Indenture without the consent of the existing Holders of the Senior Notes. Such additional Senior Notes shall be part of the same series as the Outstanding Senior Notes.

3. The Senior Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on May 15, 2010.

4. The Senior Notes shall bear interest as provided in the form thereof set forth in Exhibit A hereto. For the purposes of
     Section 310 of the Indenture, a period from and including the 15th of one month to but not including the 15th of the next month will be considered a full month.

5. The principal of, and premium, if any, and each installment of interest on the Senior Notes shall be payable upon presentation of the Senior Notes at the office or agency of the Company in The City of New York; provided that payment of interest (other than at Maturity) may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer to an account designated by the person entitled thereto; and provided further that so long as any Senior Notes are registered in the name of The Depository Trust Company ("DTC"), or its nominee as discussed below, all payments of principal, premium, if any, and interest in respect of such Senior Notes will be made in immediately available funds. Notices and demands to or upon the Company in respect of the Senior Notes and the Indenture may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment and service of notices and demands and the Company hereby appoints Deutsche Bank Trust Company Americas as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency and such agent. The registration and registration of transfers and exchanges in respect of the Senior Notes may be effected at the Corporate Trust Office of the Trustee. The Trustee will initially be the Security Registrar and the Paying Agent for the Senior Notes.

6. The Senior Notes will be redeemable at the option of the Company prior to the Stated Maturity of the principal thereof as provided in the form thereof set forth in Exhibit A hereto.

7. Initially the Senior Notes will be issued in global form registered in the name of Cede & Co. (as nominee for DTC, the initial securities depository for the Senior Notes), and may bear such legends as DTC may reasonably request. So long as any Senior Notes are Outstanding in global form registered in the name of DTC or its nominee (or any successor depository), all payments of principal, premium, if any, and interest with respect to the Senior Notes in global form will be made by the Company in immediately available funds in accordance with the customary procedures of DTC.

8. No service charge shall be made for the registration of transfer or exchange of the Senior Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

9.   If the Company shall make any deposit of money and/or
     Eligible Obligations with respect to any Senior Notes, or any portion of the principal amount thereof, as contemplated by
     Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

          (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Senior Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Senior Notes or portions thereof, all in accordance with and subject to the provisions of said
     Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

          (B) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Senior Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

10. So long as any Senior Notes remain Outstanding, the Company will comply with the following covenants in addition to those specified in Article Six of the Indenture:

          (a) Limitation on Debt. The Company shall not permit the total principal amount of all Debt of the Company and its subsidiaries, determined on a consolidated basis and without duplication of liability therefor, at any time to exceed 65% of Capitalization, as defined below, determined as of the last day of the Company's most recently ended fiscal quarter. For purposes of this restriction "Debt" and "Capitalization" shall not include junior subordinated deferrable interest debentures of a Significant Subsidiary issued to a subsidiary trust which has issued preferred securities that are included in the calculation of "Capitalization," and any Debt of any subsidiary of the Company that is Non-Recourse Debt. "Non-Recourse Debt" means any Debt of any subsidiary of the Company that does not constitute Debt of the Company or of any Significant Subsidiary. "Capitalization" means, as of any date of determination, with respect to the Company and its subsidiaries determined on a consolidated basis, an amount equal to the sum of (i) the total principal amount of all Debt of the Company and its subsidiaries outstanding on such date, (ii) Consolidated Net Worth as of such date and (iii) to the extent not otherwise included in Capitalization, all preferred stock and other preferred securities of the Company and its subsidiaries, including preferred securities issued by any subsidiary trust, outstanding on such date.

          (b) Disposition of Assets. The Company will not sell, lease, transfer, convey or otherwise dispose of (whether in one transaction or in a series of transactions) any shares of voting common stock (or of stock or other instruments convertible into voting common stock) of any Principal Utility Subsidiary (as defined below), or permit any Principal Utility Subsidiary to issue, sell or otherwise dispose of any of its shares of voting common stock (or of stock or other instruments convertible into voting common stock) (each such case, a "Stock Disposition"), except to the Company or to a Principal Utility Subsidiary, unless within 180 days of such Stock Disposition, the Company applies (or causes such Principal Utility Subsidiary to apply) all of the Net Available Cash (as defined below) from such Stock Disposition (i) to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Debt of the Company and/or Debt of one or more Domestic Regulated Utility Subsidiaries that remain a subsidiary of the Company and/or (ii) to reinvest in the business of one or more Domestic Regulated Utility Subsidiaries. For purposes of this restriction, a Stock Disposition shall be treated as a separate transaction and not part of a series of transactions if it occurs 180 days or more after another Stock Disposition.

          "Principal Utility Subsidiary" means Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., System Energy Resources, Inc. and any other Domestic Regulated Utility Subsidiary (i) the total assets (after intercompany eliminations) of which exceed 20% of total assets of the Company and the total assets of its subsidiaries or (ii) the net worth of which exceeds 20% of the Consolidated Net Worth of the Company and its subsidiaries, in each case as shown on the most recent audited consolidated balance sheet of the Company and its subsidiaries. In no event shall "Principal Utility Subsidiary" include any Domestic Regulated Utility Subsidiary that as of September 30, 2002, (i) had total assets (after intercompany eliminations) which were 5% or less of the Company's total assets and the total assets of its subsidiaries at such date or (ii) had a net worth which was 5% or less of the Consolidated Net Worth of the Company and its subsidiaries at such date.

          "Net Available Cash" from a Stock Disposition means cash payments received therefrom net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be paid or accrued as a liability under United States generally accepted accounting principles, as a result of such Stock Disposition.

          (c) Insurance. The Company will maintain insurance with responsible and reputable insurance companies or associations or through its own program of self-insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it operates and furnish to the Trustee, within a reasonable time after written request therefor, such information as to the insurance carried as the Trustee may reasonably request;

          (d) Compliance with Law. The Company will comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or its property, except to the extent being contested in good faith by appropriate proceedings, and compliance with ERISA and Environmental Laws. "Environmental Laws" means any federal, state or local laws, ordinances or codes, rules, orders, or regulations relating to pollution or protection of the environment, including, without limitation, laws relating to hazardous substances, laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes; and

          (e) Reports to Holders of Senior Notes. The Company will deliver documents and reports specified in Section 1002 of the Indenture to the Holders of Senior Notes.

11. So long as any Senior Notes remain Outstanding, each of the following events will constitute an "Event of Default" with respect to the Senior Notes in addition to those Events of Default specified in Section 801 of the Indenture:

          (a) Failure to pay any principal of or premium or interest on any Debt of the Company that is outstanding in a principal amount in excess of $50,000,000 in the aggregate, including such a failure with respect to Securities of another series, when the same becomes due and payable, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure continues after the expiration of any applicable grace period specified in the agreement or instrument relating to such Debt; or

          (b) Failure by the Company or any Significant Subsidiary to generally pay its debts as such debts become due, or admission in writing of its inability to pay debts generally, or making a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any Significant Subsidiary seeking to adjudicate the Company or any such Significant Subsidiary a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding, including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property, shall occur; or the Company or any Significant Subsidiary shall take any corporate action to authorize or to consent to any of the actions set forth in this clause (b); or

          (c) Any judgment or order for the payment of money in excess of $25,000,000 has been rendered against the Company and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.
12. (a) So long as any Senior Notes remain Outstanding, the first sentence of Section 802 of the Indenture shall read, and shall be applicable to the Senior Notes, as follows:

     "If an Event of Default applicable to the Securities of any series but not applicable to other series of Outstanding Securities shall have occurred and be continuing or, if a Prepayment Event (as defined below) with respect to the Senior Notes shall have occurred and be continuing, either the Trustee or the Holders of a majority in aggregate principal amount of the Securities of such series or the Senior Notes, as the case may be, may then declare the principal amount (or, if any of the Securities of such series are Discount Securities, such portion of the principal amount as may be specified in the terms thereof as contemplated by Section 301) of all Securities of such series or the Senior Notes, as the case may be, and interest accrued thereon to be due and payable immediately."

     (b) For the purposes of paragraph 12(a) above, "Prepayment Event" means the occurrence of any event or the existence of any condition under any agreement or instrument relating to Debt of a Significant Subsidiary that is outstanding in a principal amount in excess of $50,000,000 in the aggregate, which occurrence or event results in the declaration of such Debt being due and payable, or such Debt being required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

     (c) So long as any Senior Notes remain Outstanding, notwithstanding anything set forth in Section 802 of the Indenture, the Senior Notes shall become automatically due and payable upon an actual entry of an order for relief under the United States federal bankruptcy code with respect to the Company or any Significant Subsidiary.

13. The Senior Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto, and shall be issued in substantially such form.

14. The Senior Notes shall be initially issued in global form registered in the name of Cede & Co. (as nominee of DTC, the initial securities depository for the Senior Notes; provided, that the Company reserves the right to provide for another depository, registered as a clearing agency under the Exchange Act, to act as depository for the global Senior Notes (DTC and any such successor depository, the "Depository"); except in connection with a transfer of a Senior Note to an IAI, as described in paragraph 16 below, beneficial interests in Senior Notes issued in global form may not be exchanged in whole or in part for individual certificated Senior Notes in definitive form, and no transfer of a global Senior Note in whole or in part may be registered in the name of any Person other than the Depository or its nominee except that (i) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the global Senior Notes or (B) has ceased to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and, in either case, a successor depository for such global Senior Notes has not been appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (ii) if the Company, in its sole discretion, determines that the Senior Notes will no longer be represented by Senior Notes in global form or (iii) if an Event of Default with respect to the Senior Notes has occurred and is continuing, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Senior Notes, will authenticate and deliver Senior Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the global Senior Notes representing such Senior Notes in exchange for such global Senior Notes, such definitive Senior Notes to be registered in the names provided by the Depository to the Trustee; each global Senior Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Senior Notes to be represented by such global Senior Note, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository, its nominee, any custodian for the Depository or otherwise pursuant to the Depository's instructions and (iv) shall bear a legend restricting the transfer of such global Senior Note to any person other than the Depository or its nominee; none of the Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global Senior Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

15. The Senior Notes will be issued and sold by the Company pursuant to Section 4(2) of the Securities Act or in offshore transactions to persons other than U.S. persons as defined in Regulation S under the Securities Act in reliance on such Regulation S. Except for Senior Notes issued to foreign purchasers after the expiration of the 40-day distribution compliance period under Regulation S under the Securities Act or in substitution or exchange therefor, each Senior Note, whether in a global form or in a certificated form, shall bear the non-registration legend in substantially the form set forth in such form set forth in Exhibit A hereto. By its acquisition of any Senior Notes, each Holder will be deemed to have agreed to the transfer restrictions contained in such legend and the other procedures and requirements relating to a transfer of Senior Notes. Nothing in the Indenture, the Senior Notes or this certificate shall be construed to require the Company to register any Senior Notes under the Securities Act, unless otherwise expressly agreed by the Company, confirmed in writing to the Trustee, or to make any transfer of such Senior Notes in violation of applicable law.

16.  It is contemplated that (i) beneficial interests in Senior
     Notes owned by qualified institutional buyers (as defined in Rule 144A under the Securities Act) ("QIBs") or sold to QIBs in reliance upon Rule 144A under the Securities Act will be represented by one or more separate certificates in global form (each, a "QIB Global Certificate") registered in the name of Cede & Co., as registered owner and as nominee for DTC; (ii) beneficial interests in Senior Notes sold to foreign purchasers pursuant to Regulation S under the Securities Act will be evidenced by one or more separate certificates in global form (each, a "Regulation S Global Certificate") registered in the name of Cede & Co., as registered owner and as nominee for DTC, initially, for the accounts of Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), or Clearstream Banking, societe anonyme, Luxembourg ("Clearstream Luxembourg"), it being understood that prior to the 40th day after the date of initial issuance of the Senior Notes, beneficial interests in a Regulation S Global Certificate may be held only through Euroclear or Clearstream Luxembourg; and (iii) Senior Notes transferred to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("IAIs"), who are not QIBs and who are not foreign purchasers pursuant to Regulation S under the Securities Act, will be in certificated form. The Trustee, the Security Registrar and the Company will have no responsibility under the Indenture for transfers of beneficial interests in the Senior Notes in global form, which transfers will be conducted pursuant to the customary procedures of the Depository.

     In connection with any transfer of Senior Notes, the Trustee, the Security Registrar and the Company shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates and other information (in the forms attached hereto as Exhibit A-1, for use in connection with the transfer of the Senior Notes in certificated form, or Exhibit A-2, for use in connection with the transfer of beneficial interests in one certificate in global form to another certificate in global form or to a Senior Note in certificated form, or otherwise) received from the Holders and any transferees of any Senior Notes regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Senior Notes and any other facts and circumstances related to such transfer. Transfers of beneficial interests between a QIB Global Certificate and a Regulation S Global Certificate, and other transfers relating to interests in the Senior Notes in global form, shall be reflected by endorsements of the Trustee, as custodian for the Depository, on the schedule attached to such certificate.

17. (a) The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance, authentication and delivery of the Senior Notes and in respect of compliance with which this certificate is made;

     (b) The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

     (c) In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

     (d) In the opinion of the undersigned, such conditions and covenants and conditions precedent provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the authentication and delivery of the Senior Notes requested in the accompanying Company Order No. 4, have been complied with.

     IN WITNESS WHEREOF, I have executed this Officer's
Certificate this 14th day of May, 2003.

                              /s/ Steven C. McNeal
                              Steven C. McNeal
                              Vice President and Treasurer


                                                        EXHIBIT A

       [depository legend for Senior Notes in global form]

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                    [non-registration legend]

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT "), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR "(AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR ") OR
(C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER HEREOF OR ONE OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER IS ATTACHED TO THIS SECURITY) AND, IF REQUESTED BY THE ISSUER, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER HEREOF TO THE EFFECT THAT THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT, (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (F) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, PROVIDED THAT THE FOREGOING AGREEMENT OF THE HOLDER IS SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE PROPERTY OF THE HOLDER OR ANY INVESTOR ACCOUNTS FOR WHICH THE HOLDER IS ACTING SHALL AT ALL TIMES BE AND REMAIN WITHIN ITS OR THEIR CONTROL; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IF THE PROPOSED TRANSFER IS BEING MADE OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT OR PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE ISSUER HEREOF MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(E) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

No. R-                                        CUSIP No.__________



                  [FORM OF FACE OF SENIOR NOTE]


                       ENTERGY CORPORATION


               6.58% SENIOR NOTES DUE MAY 15, 2010

     Entergy Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to or registered assigns, the principal sum [of _____________________ Dollars] [listed on Schedule I hereto] on May 15, 2010, and to pay interest on said principal sum semi-annually on May 15 and November 15 of each year commencing November 15, 2003 (each an Interest Payment Date) at the rate of 6.58% per annum, until the principal hereof is paid or made available for payment and to pay interest, to the extent permitted by law, on any overdue principal and interest, at the rate of 6.58% per annum.
Interest on the Securities of this series will accrue from, and include, May 14, 2003, to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day next preceding such Interest Payment Date, provided, however, that interest payable at Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

     Payment of the principal of, and premium, if any, and interest on this Security will be made upon presentation at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security (other than at Maturity) may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the person entitled thereto; and provided further, that so long as any Securities of this series are registered in the name of The Depository Trust Company or a nominee thereof (or any successor), all payments of principal, premium, if any, and interest in respect of the Securities of this series in global form will be made in immediately available funds.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Any capitalized term which is used herein and not otherwise defined shall have the meaning ascribed to such term in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              ENTERGY CORPORATION


                              By:________________________________



             [FORM OF CERTIFICATE OF AUTHENTICATION]


                  CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                              DEUTSCHE BANK TRUST COMPANY
                              AMERICAS,
                              as Trustee


                              By:________________________________
                                Authorized Signatory


                [FORM OF REVERSE OF SENIOR NOTE]

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of December 1, 2002 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on May 14, 2003 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Securities of this series will be redeemable at the option of the Company prior to the Stated Maturity (each a "Redemption Date"), in whole or in part, at any time. The Company will give notice of its intent to redeem such Securities of this series at least 30 days prior to the Redemption Date. If the Company redeems all or any part of the Securities of this series, it will pay a Redemption Price (the "Redemption Price") equal to the greater of

     (1) 100% of the principal amount of the Securities of this series being redeemed, or

     (2) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities of this series being redeemed (excluding the portion of any such interest accrued to the Redemption Date), discounted (for purposes of determining such present values) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 0.50%, plus, in each case, accrued and unpaid interest on the Securities of this series being redeemed to the Redemption Date.

     "Adjusted Treasury Rate" means, with respect to any Redemption Date:

     (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Securities of this series, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

     (2) if such release (or any successor release) is not published during the week preceding the calculation date for the Adjusted Treasury Rate or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.

     "Comparable Treasury Price" means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest such Reference Treasury Dealer Quotations or
(2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

     "Reference Treasury Dealer" means (1) Morgan Stanley & Co. Incorporated and its successors; provided, however, that if such firm shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. on the third Business Day preceding such Redemption Date.

     The Company shall deliver to the Trustee before any Redemption Date for the Securities of this series its calculation of the Redemption Price applicable to such redemption. The Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon the Company's calculation of any Redemption Price of the Securities of this series.

     In lieu of stating the Redemption Price, notices of redemption of the Securities of this series shall state substantially the following: "The Redemption Price of the Securities of this series to be redeemed shall equal the sum of
(a) the greater of (i) 100% of the principal amount of such Senior Notes, or (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of and interest on the Senior Notes being redeemed (excluding the portion of any such interest accrued to the redemption date), discounted (for purposes of determining such present values) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 0.50%."

     If at the time notice of redemption is given, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the Redemption Date and such notice shall be of no effect unless such moneys are received.

     Upon payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture including the Officer's Certificate described above.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     Each Holder shall be deemed to understand that the offer and sale of the Securities of this series have not been registered under the Securities Act and that the Securities of this series may not be offered or sold except as permitted in the non-registration legend on the face of this Security.

     This Security shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor statute), except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer's Certificate establishing the terms of the Securities of this series.


                           SCHEDULE I


             [QIB][REGULATION S] GLOBAL CERTIFICATE

The initial principal amount of Securities evidenced by this global certificate is $__________.

CHANGES TO PRINCIPAL AMOUNT OF SECURITIES EVIDENCED BY
GLOBALCERTIFICATE

     Date          Principal        Remaining     Notation Made
                   Amount of        Principal           by
                 Securities by      Amount of
                  which this       Securities
                    Global       Represented by
                Certificate is     this Global
                 to be Reduced     Certificate
                 or Increased,
                and Reason for
                 Reduction or
                   Increase





                                                      EXHIBIT A-1
                                           (FOR DEFINITIVE NOTES)

                    [CERTIFICATE OF TRANSFER]


                       Entergy Corporation


               6.58% Senior Notes due May 15, 2010

     FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

     Name and address of assignee must be printed or typewritten.

the within Security of the Company and does hereby irrevocably constitute and appoint to transfer the said Security on the books of the within-named
Company, with full power of substitution in the premises.

The undersigned certifies that said Security is being resold, pledged or otherwise transferred as follows: (check one)

     to the Company or one of its subsidiaries;

     to a Person whom the undersigned reasonably believes is a qualified institutional buyer within the meaning of Rule
     144A under the Securities Act of 1933, as amended (the
     "Securities Act");

     in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act;

     to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act in a minimum principal amount of $250,000 for its own account or in a minimum principal amount of $250,000 for the account of another such "accredited investor"
     (attach a copy of an Accredited Investor Certificate in the form annexed signed by an authorized officer of the transferee);

     as otherwise permitted by the non-registration legend appearing on this Security; or

     as otherwise agreed by the Company, confirmed in writing to the Trustee, as follows: [describe]

Dated: ______________


            [FORM OF ACCREDITED INVESTOR CERTIFICATE]

[Transferor Name and Address]



Ladies and Gentlemen:

     In connection with our proposed purchase of 6.58% Senior
Notes due May 15, 2010 (the "Senior Notes") issued by Entergy
Corporation (the "Issuer") we confirm that:

     1. We understand that any subsequent transfer of the Senior Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Senior Notes, including the officer's certificate establishing the terms of the Senior Notes (the "Indenture"), and that any subsequent transfer of the Senior Notes is subject to certain restrictions and conditions set forth in the Indenture and the Senior Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Senior Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended ("Securities Act").

     2. We understand that the offer and sale of the Senior Notes have not been registered under the Securities Act, and that the Senior Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we sell any Senior Notes, we will do so only (A) to the Company or one of its subsidiaries, (B) to a person whom we reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Senior Notes (substantially in the form of this letter), (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or pursuant to another available exemption under the Securities Act, (E) pursuant to an effective registration statement under the Securities Act, or (F) outside the United States in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and we further agree to provide to any person purchasing any of the Senior Notes from us a notice advising such purchaser that resales of the Senior Notes are restricted as stated herein.

     3. We understand that, in connection with certain proposed resales of any Senior Note, we will be required to furnish to the Trustee and Company such certifications, legal opinions and other information as the Trustee and Company may reasonably require to confirm that the proposed resale complies with the foregoing restrictions. We further understand that the Senior Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Senior Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion in a minimum principal amount of $250,000 for our own account or in a minimum principal amount of $250,000 for such other accounts.

You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,


                              By: ___________________________
                                Name:
                                Title:
                                                      EXHIBIT A-2
                                               (FOR GLOBAL NOTES)

                    [CERTIFICATE OF TRANSFER]





                       ENTERGY CORPORATION





               6.58% Senior Notes due May 15, 2010

     FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

     Name and address of assignee must be printed or typewritten.

$__________________________________________________
principal amount of beneficial interest in the referenced
Security of the Company and does hereby irrevocably constitute and appoint to transfer the said beneficial interest in such Security, with full power of substitution in the premises.

The undersigned certifies that said beneficial interest in said
Security is being resold, pledged or otherwise transferred as follows: (check one)

     to the Company or one of its subsidiaries;

     to a Person whom the undersigned reasonably believes is a qualified institutional buyer within the meaning of Rule
     144A under the Securities Act of 1933, as amended (the
     "Securities Act");

     in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act;

     to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities in a minimum principal amount of $250,000 for its own account or in a minimum principal amount of $250,000 for the account of another such "accredited investor" (attach a copy of an Accredited Investor Certificate in the form annexed signed by an authorized officer of the transferee);

     as otherwise permitted by the non-registration legend appearing on this Security; or

     as otherwise agreed by the Company, confirmed in writing to the Trustee, as follows: [describe]



Dated:____________________________

     All terms used in this certificate which are defined in the Indenture pursuant to which said Security was issued shall have the meanings assigned to them in the Indenture.


            [FORM OF ACCREDITED INVESTOR CERTIFICATE]

[Transferor Name and Address]



Ladies and Gentlemen:

     In connection with our proposed purchase of 6.58% Senior
Notes due May 15, 2010 (the "Senior Notes") issued by Entergy
Corporation (the "Issuer"), we confirm that:

     1. We understand that any subsequent transfer of the Senior Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Senior Notes (the "Indenture"), and that any subsequent transfer of the Senior Notes is subject to certain restrictions and conditions set forth in the Indenture and the Senior Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Senior Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended ("Securities Act").

     2. We understand that the offer and sale of the Senior Notes have not been registered under the Securities Act, and that the Senior Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we sell any Senior Notes, we will do so only (A) to the Company or one of its subsidiaries, (B) to a person whom we reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Senior Notes (substantially in the form of this letter), (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or pursuant to another available exemption under the Securities Act, (E) pursuant to an effective registration statement under the Securities Act, or (F) outside the United States in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, and we further agree to provide to any person purchasing any of the Senior Notes from us a notice advising such purchaser that resales of the Senior Notes are restricted as stated herein.

     3. We understand that, in connection with any proposed resales of any Senior Notes, we will be required to furnish to the Trustee and Company such certifications, legal opinions and other information as the Trustee and Company may reasonably require to confirm that the proposed resale complies with the foregoing restrictions. We further understand that the Senior Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Senior Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion in a minimum principal amount of $250,000 for our own account or in a minimum principal amount of $250,000 for such other accounts.

     You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,


                              By: ___________________________
                                Name:
                                Title: